Exhibit 25.3

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF

A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF

A TRUSTEE PURSUANT TO SECTION 305(b)(2)

J. P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

95-4655078
(State of incorporation	(I.R.S. employer
if not a national bank)	identification No.)

1999 Avenue of the Stars – Floor 26
Los Angeles, CA	90067
(Address of principal executive offices)	(Zip Code)

Thomas F. Godfrey

Vice President and Assistant General Counsel

JPMorgan Chase Bank

1 Chase Manhattan Plaza, 25th Floor

New York, NY 10081

Tel: (212) 552-2192

(Name, address and telephone number of agent for service)

Burlington Northern Santa Fe Corporation

(Exact name of obligor as specified in its charter)

Delaware	41-1804964
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification number)

2650 Lou Menk Drive
Fort Worth, Texas	76131-2830
(Address of principal executive offices)	(Zip Code)

DEBT SECURITIES

(Title of the indenture securities)

Item 1. General Information.

Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency, Washington, D.C.
Board of Governors of the Federal Reserve System, Washington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with Obligor.

        If the Obligor is an affiliate of the trustee, describe each such affiliation.

        None.

No responses are included for Items 3-15 of this Form T-1 because the Obligor is not in default as provided under Item 13.

Item 16. List of Exhibits.

        List below all exhibits filed as part of this statement of eligibility.

Exhibit 1.	Articles of Association of the Trustee as Now in Effect (see Exhibit 1 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

Exhibit 2.	Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

Exhibit 3.	Authorization of the Trustee to Exercise Corporate Trust Powers (contained in Exhibit 2).

Exhibit 4.	Existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

Exhibit 5.	Not Applicable

Exhibit 6.	The consent of the Trustee required by Section 321 (b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

Exhibit 7.	A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not Applicable

Exhibit 9.	Not Applicable

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, J. P. Morgan Trust Company, National Association, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois 11th day of August, 2006.

J. P. Morgan Trust Company, National Association

By	/s/ R. Tarnas
Richard Tarnas
Vice President

Exhibit 7 to Form T-1

Bank Call Notice

RESERVE DISTRICT NO. 2

CONSOLIDATED REPORT OF CONDITION OF

JPMorgan Chase Bank, N.A.

of 1111 Polaris Parkway, Columbus, Ohio 43240

and Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System,

at the close of business March 31, 2006, in

accordance with a call made by the Federal Reserve Bank of this

District pursuant to the provisions of the Federal Reserve Act.

		Dollar Amounts in Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$35,771
Interest-bearing balances		11,008
Securities:
Held to maturity securities		72
Available for sale securities		55,459
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		17,813
Securities purchased under agreements to resell		228,565
Loans and lease financing receivables:
Loans and leases held for sale		32,025
Loans and leases, net of unearned income	$381,159
Less: Allowance for loan and lease losses	5,042
Loans and leases, net of unearned income and allowance		376,117
Trading Assets		246,732
Premises and fixed assets (including capitalized leases)		8,145
Other real estate owned		388
Investments in unconsolidated subsidiaries and associated companies		1,620
Intangible assets:
Goodwill		23,681
Other Intangible assets		11,704
Other assets		44,294

TOTAL ASSETS		$1,093,394

LIABILITIES
Deposits
In domestic offices		$417,676
Noninterest-bearing	$134,430
Interest-bearing	283,246
In foreign offices, Edge and Agreement subsidiaries and IBF’s		163,635
Noninterest-bearing	$6,677
Interest-bearing	156,958

Federal funds purchased and securities sold under agree-ments to repurchase:
Federal funds purchased in domestic offices		9,221
Securities sold under agreements to repurchase		125,094
Trading liabilities		137,150
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)		90,745
Subordinated notes and debentures		18,638
Other liabilities		41,884

TOTAL LIABILITIES		1,004,043

Minority Interest in consolidated subsidiaries		1,956

EQUITY CAPITAL
Perpetual preferred stock and related surplus		0
Common stock		1,785
Surplus (exclude all surplus related to preferred stock)		59,450
Retained earnings		27,149
Accumulated other comprehensive income		(989)
Other equity capital components		0

TOTAL EQUITY CAPITAL		87,395

TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL		1,093,394

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the in- structions issued by the appropriate Federal regulatory authority and is true and correct.

MICHAEL J. CAVANAGH                )

WILLIAM B. HARRISON , JR.) DIRECTORS

JAMES DIMON                                   )